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                                                                    EXHIBIT 23.2


We have issued our report dated April 14, 2001, accompanying the financial statements included in this annual report of InternetStudios.com, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of InternetStudios.com, Inc. on Form S-8 (File No. 333-12196, effective June 23,
2000).

/s/ Grant Thornton LLP


Los Angeles, California
April 14, 2001